NOTICE OF GUARANTEED DELIVERY

For Shares of Common Stock

Clough Global Dividend and Income Fund

Subscribed for under the Primary Subscription and Over-Subscription Privilege

As set forth in the Prospectus dated _____, 2019 (the “Prospectus”), this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all of the Fund’s shares of common stock subscribed for under the Primary Subscription and the Over-Subscription Privilege (the “Shares”). Such form may be delivered by first class mail or overnight courier or sent by email transmission to the Subscription Agent and must be received prior to 5:00 p.m., Eastern time, on _____, 2019, unless such time is extended by the Fund as described in the Prospectus (as such time may be extended, the “Expiration Date”). The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The Subscription Agent is:

Computershare

If By Mail:	Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer
P.O. Box 43011
Providence, RI 02940-3011

If By Overnight Courier:	Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer
150 Royall Street, Suite V
Canton, MA 02021

If By Email:	canoticeofguarantee@computershare.com

This email address is only for the notice of guarantee delivery for positions held through the Depositary Trust Company (“DTC”) and cannot be used for purposes of emailing the rights card to participate in the Rights Offering. All rights cards must be delivered to Computershare at one of the physical addresses above prior to the expiration date of this offer.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR EMAIL, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY. THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. ANY TRANSMISSION OF OTHER MATERIALS WILL NOT BE ACCEPTED AND WILL NOT BE CONSIDERED A VALID SUBMISSION FOR THE SUBSCRIPTION.

The NYSE member firm or bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m., Eastern time, on the Expiration Date, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed Subscription Certificate (which certificate and full payment (at the estimated Subscription Price of $_____ per Common Share) must then be delivered to the Subscription Agent no later than the close of business of the second business day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights.

VOLUNTARY CORPORATE ACTIONS COY: GLV

GUARANTEE

The undersigned, a member firm of the NYSE or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent prior to 5:00 p.m., Eastern time, on the Second Business Day after the Expiration Date (which is _____, 2019, unless extended, as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full estimated. Subscription Price for Shares subscribed for under the Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

Clough Global Dividend and Income Fund	Broker Assigned Control #

1. Primary Subscription	Number of Rights to be exercised	Number of Shares under the Primary Subscription requested for which you are guaranteeing delivery of Rights and Payment	Payment to be made in connection with the Shares Subscribed for under the Primary Subscription

	Rights	Shares	$
(Rights ÷ by 5)

2. Over-Subscription		Number of Shares Requested pursuant to the Over- Subscription Privilege for which you are guaranteeing payment	Payment to be made in connection with the Shares requested pursuant to the Over-Subscription Privilege

		Shares	$

3. Totals	Total Number of Rights to be Delivered	Total Number of Shares Subscribed for and/or Requested

	Rights	Shares	$
Total Payment

Method of delivery of the Notice of Guaranteed Delivery (circle one)

A. Through The Depository Trust Company (“DTC”)

B. Direct to Computershare, as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Name of Firm	Authorized Signature
DTC Participant Number	Title
Address	Name (Please Type or Print)
Zip Code	Phone Number
Contact Name	Date

VOLUNTARY CORPORATE ACTIONS COY: GLV